[PROTECTIVE LETTERHEAD]

EXHIBIT 9

STEVE M. CALLAWAY
Senior Associate Counsel

Writer's Direct Number: (205) 868-3804
Facsimile Number: (205) 868-3597
Toll-Free Number: (800) 627-0220

April 25, 2002

Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Gentlemen:

        This opinion is submitted with respect to Post-Effective Amendment No. 5 to the Form N-4 Registration Statement, file numbers 811-8108 and 333-60149, to be filed by Protective Life Insurance Company (the "Company") and Protective Variable Annuity Separate Account (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, group and individual flexible premium deferred variable and fixed annuity contracts marketed under the name "Elements® Plus" (the "Contracts"). I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

        1.        The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Tennessee and is duly authorized by the Department of Commerce and Insurance of the State of Tennessee to issue the Contracts.

        2.        The Account is a duly authorized and existing separate account established pursuant to the provisions of Section 53-3-501 of the Tennessee Code.

        3.        To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilites with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

        4.        The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

        I hereby consent to the filing of this opinion as an exhibit to the Form N-4 registration statement for the Contracts and the Account.

                      Very truly yours,
                      /s/                        STEVE M. CALLAWAY
                      Steve M. Callaway

                      Senior Associate Counsel